Exhibit 99.1

Ikena Oncology Appoints Dr. Maria Koehler to its Board of Directors

Boston, MA – April 15, 2021 – Ikena Oncology, Inc. (Nasdaq: IKNA) (“Ikena”), a targeted oncology company focused on developing cancer therapies targeting key signaling pathways that drive the formation and spread of cancer, today announced the appointment of Maria Koehler, M.D., Ph.D. to its Board of Directors. Dr. Koehler is a board-certified hematologist and oncologist with more than 20 years of pharmaceutical and biotech oncology experience in clinical development, including senior roles at Pfizer where she led the development of Ibrance® (palbociclib) and contributed to the strategic direction of the oncology portfolio.

“We are extremely pleased to welcome Maria to our Board of Directors at this important next stage of Ikena’s evolution,” said Mark Manfredi, President & Chief Executive Officer of Ikena. “Maria is a highly accomplished biopharmaceutical veteran. During her distinguished career, she has led the development of numerous oncology drugs from early- to late-stage clinical investigation, through to commercialization. Her leadership and strategic expertise will be invaluable as we advance IK-930, our lead targeted oncology candidate, into clinical development, followed thereafter by our other pipeline programs targeting cancers with high unmet need.”

“It is a privilege to join Ikena’s Board of Directors during such an exciting period of growth following the Company’s recent IPO, and as Ikena advances IK-930 towards clinical development during the second half of 2021,” said Dr. Koehler. “I look forward to working alongside Ikena’s current Board members and executive management to advance Ikena’s innovative drug candidates through clinical development and toward commercialization where they can truly benefit patients.”

Dr. Koehler brings deep experience in both early drug development and bringing new drugs to global markets, having developed strategies for product candidates at all stages of development. Dr. Koehler currently serves as the Chief Medical Officer at Repare Therapeutics (NASDAQ: RPTX), where she leads clinical strategy and oversees all operations. Dr. Koehler joined Repare from Bicycle Therapeutics (NASDAQ: BCYC) where she was Chief Medical Officer. Prior to Bicycle, she was Vice President of Strategy, Innovation and Collaborations for the Oncology Business Unit at Pfizer. Prior to Pfizer, she served in leadership roles at GlaxoSmithKline and at AstraZeneca. She is board certified in hematology and oncology. She began her career as a practicing physician and served as the clinical director of Bone Marrow Transplantation at University Hospital in Pittsburgh as well as the director of the Bone Marrow Transplant Program and associate professor at St. Christopher’s Hospital in Philadelphia. Dr. Koehler received her M.D. and Ph.D. from the Silesian Medical School in Poland and has co-authored over 150 publications, book chapters, and patents.

About Ikena Oncology

Ikena Oncology is a targeted oncology company focused on developing cancer therapies targeting key signaling pathways that drive the formation and spread of cancer. Ikena is advancing five programs that include four product candidates in either clinical development or IND-enabling studies: IK-930, a TEAD inhibitor targeting the Hippo signaling pathway; an ERK5 inhibitor program targeting the KRAS signaling pathway; IK-175, an AHR antagonist; IK-412, a kynurenine-degrading enzyme; and IK-007, an EP4 receptor antagonist. Ikena has entered into a global strategic collaboration with Bristol-Myers Squibb Company for its IK-175 and IK-412 programs. To learn more visit www.ikenaoncology.com or follow us on Twitter and LinkedIn.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, statements regarding the timing and advancement of our targeted oncology programs; our expectations regarding the therapeutic benefit of our targeted oncology programs; expectations regarding our new director; our ability to efficiently discover and develop product candidates; our ability to obtain and maintain regulatory approval of our product candidates; the implementation of our business model, and strategic plans for our business and product candidates. The words “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements in this press release are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release, including, without limitation, those risks and uncertainties related to the timing and advancement of our targeted oncology programs; our expectations regarding the therapeutic benefit of our targeted oncology programs; expectations regarding our new director; our ability to efficiently discover and develop product candidates; our ability to obtain and maintain regulatory approval of our product candidates; the implementation of our business model, and strategic plans for our business and product candidates, and other risks identified in our SEC filings, including our Registration Statement on Form S-1, and subsequent filings with the SEC. We caution you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made. We disclaim any obligation to publicly update or revise any such statements to reflect any change in expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements. Any forward-looking statements contained in this press release represent our views only as of the date hereof and should not be relied upon as representing its views as of any subsequent date. We explicitly disclaim any obligation to update any forward-looking statements.

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